Exhibit 10.2

AMENDMENT

TO THE

SEARCHMEDIA HOLDINGS LIMITED AMENDED AND RESTATED

2008 SHARE INCENTIVE PLAN

Effective September 13, 2011

This amendment to the SearchMedia Holdings Limited Amended and Restated 2008 Share Incentive Plan (the “2008 Plan”) amends Article 3, Section 3.1(a) of the 2008 Plan to read as follows:

“Subject to the provisions of Article 8 and Section 3.1(b), the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 3,000,000.”